UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2021 (August 3, 2021)

Ardagh MP USA Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39429	85-1653565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave.

Suite 800

Chicago, IL 60631

(Address of principal executive offices)

773-399-3000

(Registrant’s telephone number, including area code)

Gores Holdings V, Inc.

9800 Wilshire Blvd.

Beverly Hills, CA 90212

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 3, 2021, Ardagh MP USA Inc. (formerly known as Gores Holdings V, Inc.) (the “Company”), held a special meeting of the Company’s stockholders (the “Special Meeting”) in lieu of the 2021 annual meeting of the Company’s stockholders, at which holders of 65,625,000 shares of common stock (consisting of 52,500,000 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and 13,125,000 shares of Class F common stock, par value $0.0001 per share, of the Company (the “Class F Stock”)) were present in person or by proxy, representing 71.52% of the voting power of the shares of the Company’s common stock as of June 29, 2021, the record date for the Special Meeting, and constituting a quorum for the transaction of business. Each of the proposals listed below is described in more detail in the definitive proxy statement/prospectus filed July 7, 2021, and incorporated herein by reference. A summary of the voting results at the Special Meeting for each of the proposals is set forth below:

1. Merger Proposal. The stockholders adopted that certain Business Combination Agreement, dated as of February 22, 2021 (as amended as of March 5, 2021, and as may be amended from time to time, the “Business Combination Agreement”), by and among the Company, Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“AMPSA”), Ardagh MP MergeCo Inc., a Delaware corporation (“MergeCo”), and Ardagh Group S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“AGSA”), and the merger of MergeCo with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of AMPSA (the “Merger,” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
45,615,550	1,169,689	152,155	0

2. Governance Proposal. The stockholders approved, on a non-binding advisory basis, a separate proposal with respect to certain provisions in AMPSA’s articles of association in accordance with United States Securities and Exchange Commission requirements. The voting results for each separate proposal were as follows:

a.

Proposal 2A: Change in Authorized Shares — To approve Section 6 of AMPSA’s articles of association and the authorized one hundred billion (100,000,000,000) shares of AMPSA, each with a par value of one Euro cent (EUR 0.01), that will be authorized thereunder (“AMPSA Shares”) following the Business Combination:

For	Against	Abstain	Broker Non-Votes
44,933,156	1,847,638	156,600	0

b.

Proposal 2B: Compulsory Share Transfer — To approve Section 13 of AMPSA’s articles of association and the right of a shareholder that owns 75% or more of AMPSA Shares to acquire (without the approval of AMPSA’s board of directors or any additional shareholders) the remaining AMPSA Shares in accordance with, and subject to the protections for minority shareholders included in, that provision:

For	Against	Abstain	Broker Non-Votes
40,682,836	6,047,828	206,730	0

3. Adjournment Proposal. The stockholders voted to approve the adjournment of the Special Meeting to a later date or dates, if necessary (A) to ensure that any supplement or amendment to the proxy statement/prospectus that the Company’s board of directors has determined in good faith is required by applicable law to be disclosed to the Company stockholders and for such supplement or amendment to be promptly disseminated to Company stockholders prior to the Special Meeting, (B) if, as of the time for which the Special Meeting is originally scheduled, there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting or (C) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger Proposal. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
45,119,664	1,661,075	156,655	0

22,324,173 shares of Class A Stock were presented for redemption in connection with the Business Combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ardagh MP USA Inc.

Date: August 4, 2021	By:	/s/ Joshua Markus
	Name:	Joshua Markus
	Title:	Vice President, Secretary